Exhibit 10.16

LOCK-UP AGREEMENT

This AGREEMENT (the "Agreement") is made as of the 7th day of March, 2011, by Albert Aimers (the "Holder"), a stockholder of Clicker, Inc. (the "Company").

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

1.  Share Restriction.  Holder hereby agrees that from the date hereof until the date which is one year from the date hereof (the “Restriction Date”), Holder (including all direct affiliates of Holder) will not sell, pledge, transfer, hypothecate or otherwise dispose of any capital stock of the Company, any rights to acquire capital stock of the Company or any capital stock which Holder has a right to acquire, whether such capital stock is registered in the name of the Holder or otherwise (“Holder’s Shares”), other than with the prior written consent of the Company.  Holder further agrees that the Company is authorized to place "stop orders" on its books to prevent any transfer of shares of capital stock or other securities by Holder in violation of this Agreement.

During the Restriction Period, Holder further agrees not vote or grant a proxy with respect to any of the Holder’s Shares, other than with the prior written consent of the Company.

2.           Reliance by the Company and Other Holders.  Holder acknowledges that the Company is relying upon the agreements of Holder contained herein, and that the failure of Holder to perform the agreements contained herein could have a detrimental effect upon the Company.  Accordingly, Holder understands and agrees that Holder's agreements herein are irrevocable.

3.           Miscellaneous.

a.           At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Company to carry out the intent and purposes of this Agreement.

b.           This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Nevada, except to the extent that the securities laws of the state in which Holder resides and federal securities laws may apply.

c.           This Agreement contains the entire agreement of the Holder with respect to the subject matter hereof.

d.           This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

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             IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

/s/ ALBERT AIMERS
Albert Aimers

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